                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                          INVESCO CONSTELLATION FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Constellation Fund was held on April 24, 2013, was adjourned until May 20, 2013, was adjourned again until July 2, 2013, and was further adjourned until August 27, 2013. The Meeting on August 27, 2013 was held for the following purpose:

(1)Approval of an Agreement and Plan of Reorganization.

The August 27, 2013 results of the voting on the above matter were as follows:

                                                                          Votes     Votes    Broker
Matter                                                       Votes For   Against   Abstain  Non-Votes
------                                                       ---------- --------- --------- ---------
(1) Approval of an Agreement and Plan of Reorganization..... 43,877,420 2,475,705 3,927,240     0

                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                        INVESCO DISCIPLINED EQUITY FUND

A Special Meeting ("Meeting") of Shareholders of Invesco Disciplined Equity Fund was held on October 17, 2013. The Meeting was held for the following purposes:

(1)Approval of an Agreement and Plan of Reorganization.

(2)Approval of an interim investment advisory agreement.

(3)Approval of an interim investment sub-advisory agreement.

The results of the voting on the above matters were as follows:

                                                                         Votes   Votes   Broker
Matters                                                      Votes For  Against Abstain Non-Votes
-------                                                      ---------- ------- ------- ---------
(1) Approval of an Agreement and Plan of Reorganization..... 24,648,259   68    56,521      0

                                                                         Votes   Votes   Broker
                                                             Votes For  Against Abstain Non-Votes
                                                             ---------- ------- ------- ---------
(2) Approval of an interim investment advisory agreement.... 24,648,259   68    56,521      0

                                                                         Votes   Votes   Broker
                                                             Votes For  Against Abstain Non-Votes
                                                             ---------- ------- ------- ---------
(3) Approval of an interim investment sub-advisory
  agreement................................................. 24,648,259   68    56,521      0